UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. [  ])

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Crexendo, Inc. ®

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A Message from Our Chairman and Chief Executive Officer

Dear Fellow Stockholders,

On behalf of the entire Crexendo Board of Directors, I am pleased to invite you to Crexendo’s 2024 Annual Meeting of Stockholders, which will be held on August 7th, 2024, at 2:00 p.m. Pacific Time, at the Company’s headquarters located at 1615 S. 52nd Street, Tempe, AZ 85281.

As we have done each year, we are furnishing our proxy materials to stockholders primarily over the Internet. This process expedites your receipt of the proxy materials, reduces the cost of the Annual Meeting and conserves natural resources. Stockholders of record as of the close of business on June 10, 2024 will either receive a Proxy Card or a Notice of Internet Availability of Proxy Materials for the Annual Meeting. The notice contains instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2023, and submit your proxy online.

2023 was a transformative year for Crexendo and we continue to make even more strides in 2024. I am profoundly proud and humbled to lead what I know is the best team in the Software as a Service (SaaS) and Unified Communications as a Service (UCaaS) sectors. We take our responsibility to our shareholders, licensees and customers very seriously and I believe our results confirm just that.

We recently surpassed 4.5 million users on our award-winning platform. This achievement is not merely a statistic; it is a testament to the dedication of our exceptional team and our industry-leading partners and licensees. We have been recognized in G2's Spring 2024 Reports for outstanding customer service with 19 - 1st place rankings; we are very proud of that as it is based on real end-user feedback. We are also excited that we were the recipient of Frost & Sullivan’s 2024 Competitive Strategy Leadership Award for Excellence in Cloud Communications. This award not only underscores our innovative strategies but also affirms our status as the fastest-growing telecommunications software platform in the industry.

We maintained our streak of achieving GAAP profitability for the third consecutive quarter in Q1 2024 as well as non-GAAP net income for the 22nd consecutive quarter. These are just some of our more noteworthy accomplishments and we will not rest on our laurels – we will continue to improve and make certain we are providing the best software, customer solutions, and customer support in the industry while working every day to increase stockholder value. The spirit and energy of our employees is what has powered our excellent results, I could not be prouder of our team.

Your vote is important to us. Even if you plan to attend the Annual Meeting, we recommend that you promptly submit your proxy with your voting instructions. You may do this over the Internet, as well as by telephone or mail. Please review the instructions regarding each of these options on your Proxy Card or Notice of Internet Availability of Proxy Materials. Thank you for your continued confidence in Crexendo.

Sincerely,

/s/ Jeffrey G. Korn

Jeffrey G. Korn

Chairman & CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, August 7, 2024
Time:	2:00 p.m. local time
Place:	Crexendo, Inc. Corporate Headquarters
1615 S. 52nd St., Tempe, AZ 85281

Matters to be voted on at our 2024 annual meeting of stockholder (the “Annual Meeting”) include:

•

a proposal to elect four directors, each for a term of two years, expiring at our annual meeting of stockholders to be held during 2026, or until his or her successor shall have been duly chosen and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal;

•	a proposal to ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

The Annual Meeting will also address such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on June 10, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and during the ten-day period prior to the date of the Annual Meeting at our corporate headquarters at the address above for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

By order of our Board of Directors,

By:	/s/ Jeffrey G. Korn
Jeffrey G. Korn
Chairman & CEO

June 24, 2024

Crexendo, Inc.

_____________________

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

_____________________

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING BY VOTING IN ONE OF THE FOLLOWING WAYS:

(1)	VIA THE INTERNET – GO TO THE WEBSITE DESIGNATED ON THE ENCLOSED PROXY CARD.

(2)	BY TELEPHONE – CALL THE TELEPHONE NUMBER DESIGNATED ON THE ENCLOSED PROXY CARD.

(3)	BY MAIL – COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

YOUR PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Crexendo, Inc. (“Crexendo” or, the “Company”), for use at the annual meeting of stockholders to be held on Wednesday, August 7, 2024 at 2:00 p.m. local time (the “Annual Meeting”), and at any postponement or adjournment thereof. The Annual Meeting will be held at Crexendo’s corporate headquarters at 1615 South 52nd Street, Tempe, AZ, 85281. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

As permitted by the rules adopted by the Securities and Exchange Commission, or SEC, we are making these proxy solicitation materials and the Annual Report for the fiscal year ended December 31, 2023, including the financial statements, available to our stockholders electronically via the Internet. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2023 and how to vote will be mailed on or about June 26, 2024, to all stockholders entitled to vote at the meeting. Only stockholders of record at the close of business as of the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 26,700,735 shares of common stock issued and outstanding. Our principal executive offices are located at 1615 South 52nd Street, Tempe, AZ, 85281. Our telephone number is (602) 714-8500.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records show that you own shares of Crexendo as of June 10, 2024. As of the close of business on June 10, 2024, we had a total of 26,700,735 shares of common stock issued and outstanding, which were held of record by approximately 4,681 stockholders. As of June 10, 2024, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

Stockholders of record as of the Record Date can vote their proxy via one of three ways: (i) internet, (ii) phone or fax, and (iii) by mail. It is not necessary to mail your proxy card if you are voting by internet or phone. If you have questions in regards to your proxy, or need assistance in voting, please contact our independent proxy tabulator, Issuer Direct Corp. at 866-752-8683, proxy@iproxydirect.com.

If you submit a proxy using one of the methods described above, your proxy may be revoked at any time prior to its use by: (1) delivering to our secretary a signed notice of revocation or a later dated proxy, (2) attending the meeting and voting in person, or (3) giving notice of revocation of the proxy at the meeting. Attendance at the meeting will not in itself constitute the revocation of a proxy. Prior to the meeting, any written notice of revocation should be sent to Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281 Attention: Corporate Secretary. Any notice of revocation that is delivered at the meeting should be hand delivered to our corporate secretary before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder’s identity. The last valid vote you submit chronologically will supersede your prior vote(s).

One or more inspectors of election, duly appointed for that purpose, will count and tabulate the votes cast and report the results of the votes at the meeting to our management. Your vote at the meeting will not be disclosed except as needed to permit the inspector to tabulate and certify the votes, or as is required by law.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by the Internet, telephone, or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro rata and in accordance with their respective stock ownership interests.

Quorum Requirement; Abstentions and Broker Non-Votes

A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote as of the Record Date constitutes a quorum at the Annual Meeting. Shares that are voted “WITHHELD” or “ABSTAIN” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposal I - the Election of Directors, is considered non-routine matters under applicable rules. The election of directors requires a plurality vote of the voting power of the stock issued and outstanding and present in person or by proxy at the meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominations for election as a director.

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Proposal II – Ratification of Appointment of Urish Popeck & Co., LLC as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024, must receive the affirmative vote of a majority of the voting power of the stock issued and outstanding and present in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and, thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board:

•	“FOR” the election of the four (4) directors nominated by our board of directors and named in the proxy statement (Proposal I);

•	“FOR” the ratification of appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal II).

No Dissenters’ Rights

Stockholders of the Company have no rights of appraisal or similar rights of dissenters with respect to any proposal to be voted upon in this Proxy Statement.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals that are intended to be included in our proxy statement and form of proxy relating to the meeting for our 2025 annual meeting of stockholders must be received by us no later than February 26, 2025 to be considered for inclusion and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any stockholder who intends to present a proposal at the 2025 annual meeting of stockholders other than for inclusion in the Company’s proxy statement and form of proxy must be submitted no later than May 9, 2025; provided that in the event that the date of the 2025 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting; or (ii) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Beneficial Ownership of Shares

The following table sets forth, as of June 10, 2024, the number of shares of our common stock beneficially owned by each of the following persons and groups and the percentage of the outstanding shares owned by each person and group including: (i) each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and nominee; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

With respect to certain of the individuals listed below, we have relied upon information set forth in statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise noted below, the address of each person identified in the following table is c/o Crexendo, Inc., 1615 South 52nd Street, Tempe, Arizona, 85281.

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Name of Beneficial Owner	Shares Owned	Number of Outstanding Options and RSUs (1)	Total Beneficial Ownership (2)	Percent of Class Beneficially Owned
5% Stockholders
Bryan Dancer	1,492,939	5,554	1,498,493	5.6%

NEO's and Directors
Steven G. Mihaylo	11,297,565	193,938	11,491,503	42.7%
Anand Buch	548,139	1,070,593	1,618,732	5.8%
David Wang	439,327	819,032	1,258,359	4.6%
Jeffrey P. Bash	243,492	109,597	353,089	1.3%
Jeffrey G. Korn	236,166	196,143	432,309	1.6%
Todd A. Goergen	228,676	99,597	328,273	1.2%
Doug Gaylor	216,056	261,143	477,199	1.8%
Ron Vincent	151,144	211,143	362,287	1.3%
Jon Brinton	98,553	162,002	260,555	1.0%
Anil Puri	43,911	94,597	138,508	*
David Williams	28,227	112,097	140,324	*
Kevin Jackson	-	3,125	3,125	*
L. Jasmine Kim	-	3,125	3,125	*
All current directors and executive officers as a group (13 persons)	13,531,256	3,336,132	16,867,388	56.2%

*	Less than one percent.

(1)	Reflects options that will be exercisable or vested, as the case may be, as of June 10, 2024, or within 60 days thereafter.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC, based upon 26,700,735 shares of common stock outstanding on June 10, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following June 10, 2024 and restricted stock units that are scheduled to vest within 60 days of June 10, 2024 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.

(3)

Shares owned consists of 4,647,192 shares held personally, 6,570,373 shares in The Steven G. Mihaylo Trust dated August 19, 1999, as amended, of which Steven G. Mihaylo is the Trustee, 80,000 shares in The Steven Mihaylo and Lois Mihaylo Foundation.

(4)	Shares owned consists of 46,834 shares held personally and 181,842 shares held by his family’s private equity firm Ropart Asset Management FD II LLC.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on a review of reports and representations submitted to us, all reports regarding beneficial ownership of our securities required to be filed under Section 16(a) for the year ended December 31, 2023 were timely filed, except for the following.

1.	Mr. Steven G. Mihaylo’s May 12, 2023 Form 4 to report the gifting of shares was not filed until May 19, 2023 due to clerical error.

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———————

PROPOSAL I

ELECTION OF DIRECTORS

———————

At the meeting, four Class II directors are to be elected for a two year term ending at the 2026 annual meeting of our stockholders, or until each of their respective successors has been duly elected and qualified. Our bylaws provide for a classified board (also known as a “staggered board”), with the directors normally serving a two-year term. One-half of the directors are elected at each annual meeting of stockholders. The Class II directors elected at the meeting will serve until our 2026 annual meeting of stockholders.

We intend that valid proxies received will be voted, unless contrary instructions are given, to elect the nominees named above to serve as Class II directors. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by our Board, to the extent consistent with our Bylaws.

Nominees

Our Nominating Committee and Board have nominated the following individuals to serve as Class II director until our 2026 annual meeting of stockholders or until his respective successor is elected. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Name	Age	Class/Term
Anand Buch		II/2026
Anil Puri		II/2026
Jeffrey P. Bash		II/2026
L. Jasmine Kim		II/2026

VOTE REQUIRED; RECOMMENDATION OF OUR BOARD OF DIRECTORS

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.

Nominees for election as members of the Board who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected; an absolute majority of the votes cast is not a prerequisite to the election of any nominee to the Board, nor is it a prerequisite to election for a nominee to receive more affirmative votes than authority withheld votes. A proxy that withholds authority with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum, but, with respect to any specific nominee, will not be considered to have been voted for such nominee. Broker non-votes, if any, will have no effect.

The Board of Directors recommends that the Company’s Stockholders vote

“FOR” the election of the director-nominees identified above.

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BOARD OF DIRECTORS

Set forth in the table below are the names, ages and positions of each Director on our Board. None of our directors or executive officers has any family relationship to any other director or executive officer.

Name	Age	Position
Jeffrey G. Korn	66	Chairman
Steven G. Mihaylo	80	Chairman Emeritus
Anand Buch	52	Director, Chief Strategy Officer
Jeffrey P. Bash	82	Director
Anil Puri	75	Director
David Williams	69	Director
Todd A. Goergen	51	Director
Kevin Jackson	60	Director
L. Jasmine Kim	60	Director

Set forth below is a brief description of the business experience for at least the previous five years of our directors:

Directors Standing for Election

Anand Buch

Mr Buch, has served as a member of our Board since June 1, 2021. Mr. Buch was a founder of NetSapiens and served as the Chief Executive Officer of NetSapiens since 2006. In his 15 years of serving as NetSapiens’ Chief Executive Officer, Mr. Buch leverages his multi-disciplinary experience in business and technology to guide the conception, realization, and delivery of new solutions to the marketplace. Prior to that he served as Chief Operating Officer at NetSapiens from 2002 to 2006. Before founding NetSapiens Mr. Buch held various engineering and leadership roles at Nuera Communications and its original parent company PCSI, both pioneering companies in the areas of voice and data network convergence and VoIP. Mr. Buch holds a MBA degree from San Diego State University, and an Electrical Engineering degree from the University of Illinois, Urbana Champaign.

The Company believes that Mr. Buch is a valuable member of the Board due to his knowledge and experience as an engineer in the telecommunications industry and his leadership of NetSapiens as Chief Executive Officer. Mr. Buch is a Class II director and is nominated for a term which would expire at our 2026 annual meeting of stockholders

Anil Puri

Dr. Puri has served as a member of our Board since November 2009. Dr. Puri is director of the Woods Center for Economic Analysis and Forecasting at California State University - Fullerton. He served as provost for the university and dean for the Mihaylo College of Business and Economics. Prior to becoming Dean in 1998, Dr. Puri was department chair and professor of economics at California State University - Fullerton. Dr. Puri is a noted economist and scholar who has served as the Executive Vice President of the Western Economic Association International, the second largest professional association of economists in the United States and is a member of the American Economic Association, and the National Association of Business Economists. Dr. Puri brings to the board of directors extensive business and financial experience. Dr. Puri has previously served and counseled public boards and he is a panel member of the National Association of Business Economists' Survey of Economic Conditions.

The Company believes that Dr. Puri is a valuable member of the Board due to his knowledge and experience as an established scholar in economic analysis. Dr. Puri is a Class II director and is nominated for a term which would expire at our 2026 annual meeting of stockholders.

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Jeffrey P. Bash

Mr. Bash has served as a member of our Board since August 2013. Mr. Bash has been a long time investor in Crexendo and has extensive investing and corporate finance experience. From 2008 to the present, Mr. Bash has also worked as a consultant to the private equity firm, FinTekk AP, LLC of Newport Beach, CA, providing strategic planning, corporate finance, structure, analysis, research and report writing services, including advisory services, as needed, to small private companies. Since 1996, Mr. Bash has been a private investor and advocate for stockholder interests with both managements and boards. Prior to 1996, Mr. Bash was a Corporate Vice President & Actuary for New York Life Insurance Company, becoming a Fellow of the Society of Actuaries (FSA) from 1970 until his retirement in 1995. He has also been a Vice President of private, family-owned Richmont Corporation of Dallas, TX, providing corporate finance services. Mr. Bash received his Bachelor of Arts degree in mathematics from Oberlin College.

The Company believes that Mr. Bash is a valuable member of the Board due to his knowledge and experience in investing, corporate finance and strategic planning. Mr. Bash is a Class II director and is nominated for a term which would expire at our 2026 annual meeting of stockholders.

L. Jasmine Kim

Ms. Kim is a growth marketing/sales and management executive with deep expertise in all facets of marketing and customer engagement. Her career has spanned high-growth leadership roles in both Fortune 500 companies as well as start-ups that drive growth in new products and services. Ms. Kim has extensive expertise in transformational high-growth companies defining and developing digital, channel & brand transformation, go-to-market strategies, and culture and processes. As Sutter Health’s Chief Marketing Officer, she led the launch of Sutter Health’s 20 Urgent Care clinic rollout, a new Primary Care model Tera Practice, and a new patient engagement and CRM strategy. Jasmine has served on numerous private and charitable boards.

The Company believes that Ms. Kim is a valuable member of the Board due to her knowledge and experience in marketing and customer engagement. Ms. Kim is a Class II director and is nominated for a term which would expire at our 2026 annual meeting of stockholders.

Incumbent Directors

David Williams

Mr. Williams has been a director of the Company since May 2008. Since 2008, Mr. Williams has served as the Chairman and Chief Executive Officer at Equity Capital Management Corp, which provides asset management, and tax oriented consulting and financing for real estate investors. In addition, Mr. Williams serves as Counsel and Chief Financial Officer of Pacific Equities Capital Management Corporation, a real estate holding company. From 1996 to 2008, Mr. Williams acted as an independent consultant in taxation, real estate transactions and venture capital. Mr. Williams served as Chief Financial Officer and tax counsel at Wilshire Equities Corp. from 1987 to 1990 and as President from 1990 to 1996. From 1980 to 1987, Mr. Williams rose from a junior staff member to director position at Arthur Young & Co., a public accounting firm. The board of directors recognizes Mr. Williams’ business, finance and tax experience and values his contributions to board discussions and to the Company. Mr. Williams is a certified public accountant in California, Nevada and Washington, and holds a juris doctorate degree in law from the McGeorge Law School of University of the Pacific. Mr. Williams graduated from Stanford University with a Master of Science degree in engineering finance and a Bachelor of Science degree in biological science with honors.

The Company believes that Mr. Williams is a valuable member of the Board due to his knowledge and experience in asset management, finance and corporate governance. Mr. Williams is a Class I director and his term will expire at our 2025 annual meeting of stockholders.

Jeffrey G. Korn

Mr. Korn is a highly accomplished professional with over 12 years of experience in the telecommunications industry and over twenty-five years of being a corporate executive. Mr. Korn holds the distinction of being Crexendo’s longest-standing employee. Throughout his tenure, Korn has played a pivotal role in Crexendo's transformation into a leading provider in the telecommunications sector.

Korn's term with Crexendo has been marked by various leadership positions. He initially joined the company as General Counsel and steadily rose through the ranks to become Executive Vice President and Chief Legal Officer. His strategic guidance and legal expertise have been instrumental in shaping Crexendo's success. Prior to his tenure at Crexendo, Mr. Korn served as Chief Legal Officer and a member of the Board of Directors of Prosoft Training, formerly a Nasdaq-listed company. Before his time at Prosoft Training, Korn was a partner in a commercial litigation and business services law firm based in Jacksonville, Florida. In this capacity, he developed a strong foundation in handling complex legal matters and advising businesses on a wide range of legal issues.

In addition to his contributions at Crexendo and Prosoft Training, Mr. Korn has demonstrated his commitment to corporate governance by serving on the boards of several other public companies. He continues to hold positions on private and charitable boards, leveraging his expertise and insights to contribute to the success of these organizations. Mr. Korn is a Class I director and his term will expire at our 2025 annual meeting of stockholders.

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Kevin Jackson

Mr. Jackson earned his Bachelor of Science degree in Electrical Engineer from Southern Methodist University. He has additional degrees in Computer Science and Math. Mr. Jackson designed super computers and other high-tech products while employed as an electrical design engineer for Texas Instruments and other companies. While at TI, Mr. Jackson worked on design teams for super computers that targeted the Geophysical industry, as well as NASA. Mr. Jackson changed careers to engineering sales, where he became a top performer for multiple companies, including the family of Teledyne companies. In 2000, Mr. Jackson transitioned to consulting. He joined Hitachi Corporation, where he was responsible for the Midwest region. He next joined the global IT firm of Computer Sciences Corporation. Mr. Jackson represented CSC’s domestic Oracle sales team, where he was awarded Oracle’s coveted Partner of the Year award. Mr. Jackson finished his tech career at The Hackett Group. During his tenure he represented 61 of America’s Fortune 100 companies and his average client’s market cap was $23 billion, his largest client with $230 billion in market cap.

The Company believes that Mr. Jackson is a valuable member of the Board due to his knowledge and experience in engineering and sales. Mr. Jackson is a Class I director and his term will expire at our 2025 annual meeting of stockholders.

Steven G. Mihaylo

Mr. Mihaylo was appointed our Chief Executive Officer in 2008 and Chairman of the Board in November 2010. In January 2024, Mr. Mihaylo stepped down as Chairman of the Board and was selected to be Chairman Emeritus. Mr. Mihaylo is the former Chairman and Chief Executive Officer of Inter-Tel, Incorporated (“Inter-Tel”), which he founded in 1969. Mr. Mihaylo led the Inter-Tel revolution from providing business telephone systems to offering complete managed services and software that help businesses facilitate communication and increase customer service and productivity. Before selling Inter-Tel for nearly $750 million in 2007, he grew the business to nearly $500 million in annual revenue. Mr. Mihaylo led the development of Inter-Tel from providing business telephone systems to offering complete managed services and software that helped businesses facilitate communication and increase customer service and productivity.

Mr. Mihaylo was awarded an honorary PhD from California State University - Fullerton and received a Bachelor of Arts in Business Administration in Accounting & Finance from California State University, Fullerton in 1969. Mr. Mihaylo has served on boards of numerous community organizations including the Arizona Heart Foundation, Junior Achievement of Arizona, Arizona Museum of Science and Technology and the Arizona State University College of Business Dean’s Council of 100. Committed to education, Mr. Mihaylo is involved with the Karl Eller College of Management at the University of Arizona and has served on the advisory board of Junior Achievement of Central Arizona for over 25 years, as a member of the board of directors, as well as being a member of the Big Bear High School Education Foundation, and is on the Dean’s Advisory Board of California State University - Fullerton.

The Company believes that Mr. Mihaylo is a valuable member of the Board because he has more than 40 years of experience in the industry and a proven record of serving as an effective leader. Mr. Mihaylo is a Class I director and is nominated for a term which would expire at our 2025 annual meeting of stockholders.

Todd A. Goergen

Mr. Goergen has served as a member of our Board since November 2006. Mr. Goergen is Founder and Managing Partner of The Ropart Asset Management Funds and serves on the Investment Committee of Ropart Investments, LLC. Mr. Goergen’s primary responsibilities include the management of the private equity portfolio, assisting in asset allocation and oversight of the firm’s outside investment managers. Additionally, Mr. Goergen has been responsible for many of the firm’s strategy decisions including: active versus passive management, impact of investment manager returns and broader investor trends in the alternative investment industry. Prior to founding the RAM Funds in 2001, Mr. Goergen began his career in Mergers and Acquisitions and corporate finance at Donaldson, Lufkin, and Jenrette (“DLJ”). While at DLJ, Mr. Goergen was involved with over several billion dollars of buy side and sell side transactions. After DLJ, Mr. Goergen was Director of Mergers and Acquisitions at Blyth, Inc., a leading global designer and marketer of personal and decorative products. Mr. Goergen graduated from Wake Forest University with concentrations in Economics and Political Science. Mr. Goergen sits on the board of directors for the following firms: Cura, Crexendo and Fragmob; and is an observer on the board of Heal. Additionally, Mr. Goergen is an active member of U.S. and International Advisory Councils to the Global Leadership Foundation and is an activist in the preservation of African wildlife. Mr. Goergen is an avid wine enthusiast and has written columns for several magazines.

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The Company believes that Mr. Goergen is a valuable member of the Board due to his knowledge and experience in investing, capital allocation and corporate governance, as well as his experience providing strategic advice to companies. Mr. Goergen is a Class I director and his term will expire at our 2025 annual meeting of stockholders.

CORPORATE GOVERNANCE

Board Meetings

During the year ended December 31, 2023, our Board met five times. Each director attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of all meetings held by committees on which he served during the year ended December 31, 2023. All of our directors are invited, but not required, to attend the Annual Meeting. Our Chairman of the Board, Mr. Korn attended the 2023 Annual Meeting.

Information about Committees of our Board of Directors

Our Board of Directors has established three committees, the Audit Committee, comprised of Messrs. Williams (chairman), Goergen and Dr. Puri, the Compensation Committee comprised of Messrs. Goergen (chairman) and Bash, and the Nominating Committee, comprised of Messrs. Bash (chairman), Goergen, and Williams. Our Board of Directors has determined that each of these persons is “independent” under the rules of the Nasdaq Capital Market and applicable regulatory requirements and as such, a majority of the directors on our Board are independent directors in accordance with these rules.

Audit Committee

Mr. Williams serves as Chairman of our Audit Committee. Our Audit Committee held four meetings during the year ended December 31, 2023 and operates under a charter adopted by our Board on December 3, 2003. The charter is available on our website at www.crexendo.com. Our Audit Committee is responsible for reviewing and discussing our audited financial statements with management, discussing information with our auditors relating to the auditors’ judgments about the quality of our accounting policies and procedures, recommending to our Board that the audited financials be included in our Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors' services and activities.

Our Board of Directors has determined that David Williams, Chairman of our Audit Committee, is an audit committee financial expert as defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended. No Audit Committee member serves on more than three publicly-traded companies.

Compensation Committee

Mr. Goergen serves as Chairman of our Compensation Committee. The Compensation Committee held two meetings during the year ended December 31, 2023 and evaluates the performance of executives, pursuant to the Compensation Committee Charter, a copy of which is posted on our website at www.crexendo.com. The Compensation Committee has decision-making authority with respect to the compensation of our named executive officers, including our Chief Executive Officer. The Committee also administers our long-term incentive plans and has decision-making authority with respect to stock option grants to employees.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants as it determines to be appropriate. The Compensation Committee did not retain a compensation consultant during the year ended December 31, 2023.

Nominating Committee

Mr. Bash serves as the Chairman of our Nominating Committee. The Nominating Committee held one meeting during the year ended December 31, 2023 and reviews and suggests candidates for election or appointment to our Board, and operates pursuant to our Nominating Committee Charter, a current copy of which is posted on our website at www.crexendo.com. Our Nominating Committee may attempt to recruit persons who possess the appropriate skills and characteristics required of members of our Board. Our Nominating Committee may use any reasonable means for recruitment of potential members including their own expertise or the use of one or more third-party search firms to assist with this purpose.

In the course of reviewing potential director candidates, the Nominating Committee considers nominees recommended by our stockholders. When considering a potential candidate for service as a director, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria approved by our Board, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of our Board. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, demonstrate sound judgment and possesses the ability to effectively interact with other members of our Board to serve the long-term interests of our company and stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in our industry or in the markets in which we operate and whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The procedures to be followed by stockholders in submitting such recommendations are described below in the section entitled “Submission of Security Holder Recommendations for Director Candidates.”

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Leadership Structure

Mr. Korn serves as the Chairman of the Board. Mr. Korn’s experience in leadership positions throughout our company during his tenure, as well as his role in developing and executing the strategic plan, is critical to our future results. Mr. Korn is able to utilize his in-depth knowledge and perspective gained in running our company to effectively and efficiently guide the full Board by recommending Board and committee meeting agendas, leading Board discussions on critical issues and creating a vital link among the Board, management and stockholders. Our Board believes this structure serves our stockholders by ensuring the development and implementation of our company’s strategies.

Risk Oversight

In general, our Board, as a whole and also at the committee level, oversees our risk management activities. Our Board annually reviews management’s long-term strategic plan and the annual budget that results from that strategic planning process. Using that information, our Compensation Committee establishes both the short-term and long-term compensation programs that include all our executives (including the named executive officers). These compensation programs are ratified by our Board, as a whole. The compensation programs are designed to focus management on the performance metrics underlying the operations of the Company, while limiting risk exposure to our company. Our Board receives periodic updates from management on the status of our operations and performance (including updates outside of the normal Board meetings). Finally, as noted below, our Board is assisted by our Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Thus, in performing its risk oversight our Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.

Code of Business Conduct

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. A copy of this code is posted on our website at www.crexendo.com. In the event that we amend or waive any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer or Chief Financial Officer, we intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting such information on our website.

Stockholder Communications

Stockholders and other interested parties who wish to communicate with non-management directors of the Company should send their correspondences to: Crexendo Non-Management Directors, Crexendo, Inc., 1615 South 52nd Street, Tempe, Arizona 85281, or by email to nonmanagementdirectors@crexendo.com. All communications are forwarded directly to the appropriate non-management director.

Submission of Security Holder Recommendations for Director Candidates

All security holder recommendations for director candidates must be submitted in writing to the Secretary of our Company, Jeffrey G. Korn, at 1615 South 52nd Street, Tempe, Arizona 85281, who will forward all recommendations to the Nominating Committee. All security holder recommendations for director candidates must be submitted to our company not less than 120 calendar days prior to the date on which the company’s Proxy Statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. All security holder recommendations for director candidates must include (1) the name and address of record of the security holder, (2) a representation that the security holder is a record holder of our security, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) of the Exchange Act, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for directors approved by our Board from time to time, (5) a description of all arrangements or understandings between the security holder and the proposed director candidate, (6) the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the applicable proxy statement, and to serve as a director if elected, and (7) any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

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Anti-Hedging Policy

Our Policy prohibits our directors, officers, certain employees and their immediate family members or entities under their control, from engaging in the following transactions involving the Company’s securities: short sales, options trading, trading on margin or pledging and hedging, unless approved in advance by our General Counsel.

Transactions with Related Person

The Company has adopted a written related person transaction policy to comply with Section 404 of the Exchange Act. It is the Company's policy that all Related Party Transactions (as defined below) involving executive officers, directors, director nominees, stockholders known to or beneficially own more than 5% of voting securities and members of their immediate family members (each, a “Related Party”) shall be approved or ratified by the independent members of the Board of Directors. A Related Party Transaction is defined as: (1) any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company was, or is proposed to be, a participant, in which a Related Party had, has or will have a direct or indirect material interest, and where the amount involved exceeds or is expected to exceed $120,000, and (2) any material amendment or modification to the foregoing regardless of whether such transaction has previously been approved in accordance with this policy.

DIRECTOR COMPENSATION

The annual pay package for non-employee directors is designed to attract and retain highly qualified professionals to represent our stockholders. We also reimburse our directors for travel, lodging and related expenses they incur on company-related business, including Board and committee meetings. In setting director compensation, we consider the amount of time that directors spend in fulfilling their duties to the Company as well as the skill level required by our directors. Directors who are also employees receive no additional compensation for serving on our Board. Disclosures related to non-employee Director compensation for the year ended December 31, 2023, are included in our Form 10-K filed with the SEC on March 5, 2024, under Item 10, and is incorporated herein by reference.

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———————

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

———————

At the meeting we will ask our stockholders to ratify the appointment of Urish Popeck & Co., LLC (“Urish Popeck”) as our independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2024. A representative of Urish Popeck may be present at the meeting, and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Stockholder ratification of the selection of Urish Popeck as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the selection of Urish Popeck to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Urish Popeck as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

VOTE REQUIRED; RECOMMENDATION OF OUR BOARD OF DIRECTORS

Stockholder approval of this Proposal II requires a “FOR” vote from the holders of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposal.

The Board recommends that the Company’s Stockholders vote “FOR” the ratification of the appointment of Urish Popeck as our independent registered public accounting firm for the year ending December 31, 2024.

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AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter adopted by our Board on December 3, 2003, the Audit Committee is responsible for reviewing and discussing our audited financial statements with management, discussing information with our independent registered public accounting firm relating to such firm’s judgments about the quality of our accounting policies and practices, recommending to our Board that the audited financials be included in our Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of such firm’s services and activities. Currently the Audit Committee is comprised of Goergen, Puri and Williams. Our Board has determined that each of these persons is independent. The Audit Committee Charter is in compliance with all regulatory requirements, and is published on our website.

Our management has the primary responsibility for our financial statements as well as our financial reporting process, policies and internal controls. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the fair presentation of such financial statements in accordance with U.S. generally accepted accounting principles. Our Audit Committee is responsible for, among other things, reviewing the results of the audit engagement with our independent registered public accounting firm; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of our independent registered public accounting firm; reviewing the fees of such firm; and recommending the engagement of our independent registered public accounting firm to the full Board.

In this context, the Audit Committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2023 with management and our independent registered public accounting firm. The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee received written confirmation, in accordance with standards of the Public Company Accounting Oversight Board, and discussed with our independent registered public accounting firm their independence from our company. The Audit Committee has also considered whether such firm’s provision of non-audit services to us is compatible with maintaining such firm’s independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by our management of and by our independent registered public accounting firm. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, policies and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm meets the standards for auditor independence.

Based on the review and discussions above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023. The Audit Committee also selected Urish Popeck as Crexendo’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board of Directors is recommending that the stockholders ratify this selection at the Annual Meeting.

Members of the Audit Committee

David Williams, Chairman

Todd Goergen

Anil Puri

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

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Fees of Independent Registered Public Accounting Firm

Fees paid or accrued for professional services rendered by Urish Popeck during the years ended December 31, 2023 and 2022 are included in our Form 10-K filed with the SEC on March 5, 2024, under Item 14, and is incorporated herein by reference.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of the scope of and fees for services in the defined categories of audit services, audit-related services, and tax services. Pre-approval is usually provided by the Audit Committee on a project-by-project basis before the independent registered public accounting firm is engaged to provide that service, and for de minimus projects only, pre-approval is provided with a not-to-exceed fee level determined for a group of such de minimus projects. The pre-approval of services may be delegated to the Chairman of the Audit Committee, but the decision must be reported to and ratified by the full Audit Committee at its next meeting.

ADDITIONAL INFORMATION

Stockholders Sharing The Same Address

We are sending only one copy of our annual report and proxy statement to stockholders who share the same address unless they have notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received only one mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of receiving only one mailing for future mailings, please submit your request to our Corporate Secretary, Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281, Attn: Investor Relations or call Jeffrey Korn in our Legal department at (623) 242-0002. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Other Matters

We know of no other matters to be submitted for the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Directors

/s/ Jeffrey G. Korn
Jeffrey G. Korn
Chairman & CEO

Dated: June 24, 2024

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CREXENDO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – AUGUST 7, 2024 at 2:00 PM PACIFIC TIME
CONTROL ID:
REQUEST ID:

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Crexendo, Inc. (“Crexendo” or, the “Company”), for use at the annual meeting of stockholders to be held on Wednesday, August 7, 2024 at 2:00 p.m. local time (the “Annual Meeting”), and at any postponement or adjournment thereof. The Annual Meeting will be held at Crexendo’s corporate headquarters at 1615 South 52nd Street, Tempe, AZ, 85281. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CXDO
PHONE:	1-866-752-VOTE(8683)

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ANNUAL MEETING OF THE STOCKHOLDERS OF CREXENDO, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		→	FOR	AGAINST
Election on Directors
	Anand Buch		☐	☐
	Anil Puri		☐	☐		Control ID:
	Jeffrey P. Bash		☐	☐		REQUEST ID:
	L. Jasmine Kim		☐	☐

Proposal 2		→	FOR	AGAINST	ABSTAIN
	To ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2024.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The Board recommends that the Company’s Stockholders vote “FOR” Proposal 1 and Proposal 2.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2024

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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